Summary Translation	Exhibit 4.71

Loan Agreement

Contract No. : 2013JIYINDAIZIDI13101077

Borrower : Ganglian Finance Leasing Co., Ltd

Lender : CITIC Shijiazhuang Branch

Signing Date : October 29, 2013

Loan Amount : RMB50,000,000

Length of maturity : From October 29,2013 to October 29, 2014

Use of Loan : Working Capital

Loan Interest : 7.365%

Date of Draft :October 29,2013

Withdrawal Amount : RMB50,000,000

Payment Method : The interest should be repaid by monthly. The principal shall be fully repaid at the maturity date of the loan.

Repayment Date :October 29,2014

Loan Guarantee : Guaranty of Pledge, Guaranty of Mortgage

- Ganglian Finance Leasing Co., Ltd entered into The Maximum Mortgage Contract with the lender, with the contract no.2013JIYINZUIQUANZHIZIDI13140823.

- Ganglian Finance Leasing Co., Ltd entered into The Maximum Pledge Contract with the lender, with the contract no.2013JIYINZUIBAOZIDI13121739.

- LI YONG HUI entered into The Maximum Pledge Contract with the lender, with the contract no.2013JIYINZUIBAOZIDI13121743.